Exhibit 99
NEWS RELEASE

                                                           For Immediate Release
                                                                  August 8, 2003

For Further Information Contact:
Charles R. Hageboeck, CFO
(304) 769-1102

         City Holding Company Announces Settlement In Claim Against FDIC

Charleston, West Virginia - City Holding Company, "the Company" (NASDAQ:CHCO; NASDAQ:CHCOP), a $2 billion bank holding company headquartered in Charleston, today announced it has received a net settlement of $1.6 million in resolution of its claim against the Federal Deposit Insurance Corporation in the FDIC's capacity as receiver of The First National Bank of Keystone.

This settlement amount will be recorded in the third quarter of 2003 and will impact the Company's results of operations by $0.9 million, net of tax. The settlement resolved federal court litigation the Company brought against the FDIC. The Company had alleged breach of contract by Keystone in connection with the Company's purchase and servicing of sub-prime loans originated by Keystone. With this settlement, the Company's claims arising out of its business relationship with the failed Keystone bank have been resolved.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on its retained interests in securitized mortgages causing it to take impairment charges to earnings; (4) the Company may not realize the expected cash payments that it is presently accruing from its retained interests in securitized mortgages; (5) the Company may experience either faster or slower rates of amortization of its retained interests and loans previously securitized; (6) the Company could have adverse legal actions of a material nature; (7) the Company may face competitive loss of customers associated with its efforts to increase fee-based revenues; (8) the Company may be unable to maintain or improve upon current levels of expense associated with managing its business; (9) rulings affecting, among other things, the Company's and its banking subsidiaries' regulatory capital and required loan loss allocations may change, resulting in the need for increased capital levels; (10) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (11) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (12) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company's operating results; (13) the planned purchase of Trust I and Trust II Capital Securities and the common stock may not occur or may not have the effects anticipated; and (14) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.